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DELOITTE & TOUCHE LLP
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                                                                 EXHIBIT 23(a)



INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Registration Statement of PacifiCorp on Form S-3 of our reports dated February 17, 1995, March 9, 1995 as to the agreement to acquire the minority interest in Pacific Telecom, Inc. described in Note 1 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and other postretirement benefits in
1993), appearing in and incorporated by reference in the Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



DELOITTE & TOUCHE LLP

August 23, 1995















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